Exhibit 16.1

May 25, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

Re: Ominto, Inc.

File No. 0-49801

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated May 19, 2017 of Ominto, Inc. and are in agreement with the statements made in Subsection (a) insofar as they relate to our Firm.

Mayer Hoffman McCann P.C.